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                                                                     EXHIBIT 4.4

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                                NGC CORPORATION,

                          MIDSTREAM COMBINATION CORP.,

                             SUBSIDIARY GUARANTORS

                                  NAMED HEREIN


                                      AND


                       THE FIRST NATIONAL BANK OF CHICAGO

                                    TRUSTEE


                                _______________


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 31, 1996


                                ________________



                    Supplementing and Amending the Indenture
                                  dated as of
                               December 11, 1995

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     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of August 31, 1996, is among
NGC Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, Midstream Combination Corp. ("New NGC"), a Delaware corporation and a wholly-owned subsidiary of Chevron U.S.A. Inc., the Subsidiary Guarantors (as defined hereinafter) and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this First Supplemental Indenture and not defined herein shall have the meaning specified in the Original Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the Initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of December 11, 1995 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     The Company's obligations under the Original Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $150,000,000 of its 6 3/4% Senior Notes due December 15, 2005 as Securities pursuant to the Original Indenture.

     The Company has entered into a Combination Agreement and Plan of Merger, dated as of May 22, 1996 (the "Combination Agreement") with Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron"), and New NGC, providing for the contribution of certain assets by Chevron to New NGC in exchange for capital stock of New NGC and other consideration and, immediately thereafter, the merger of the Company with and into New NGC (the "Merger") pursuant to which New NGC will be the surviving corporation, will be renamed "NGC Corporation" and will assume the Company's liabilities and obligations under the Securities.

     In connection with the consummation of the Merger and the Combination Agreement, (i) Warren Petroleum Company, Limited Partnership, a newly created Delaware limited partnership ("Warren Petroleum"), (ii) WPC LP, Inc., a newly created Delaware corporation ("WPC"), and (iii) WTLPS, Inc., a newly created Delaware corporation ("WTLPS"), will each become a subsidiary of New NGC and will each become a guarantor of certain Funded Indebtedness of the Company.

     Section 802 of the Original Indenture provides that upon any merger of the Company into any other Person in accordance with Section 801 of the Original Indenture, the successor Person into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Original Indenture with the same effect as if such successor Person had been named as the Company therein.

     Section 1505 of the Original Indenture provides that if any Subsidiary of the Company guarantees or becomes primarily obligated with respect to any Funded Indebtedness of the Company other than the Securities at any time subsequent to the Issue Date, then the Company shall cause the Securities to be equally and ratably guaranteed by such Subsidiary and cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Subsidiary Guarantee in accordance with the terms of the Original Indenture.
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     It is deemed necessary and desirable to supplement and amend the Original
Indenture to (i) evidence the succession of New NGC to the Company and the assumption by New NGC of the covenants, obligations and liabilities of the Company in the Original Indenture and the Securities as provided in Article 8 of the Original Indenture, and (ii) to add each of Warren Petroleum, WPC and WTLPS as a Subsidiary Guarantor as provided in Section 1505 of the Original Indenture (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture").

     As of the time of effectiveness of the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

     The Company has delivered to the Trustee Officers' Certificates and an Opinion of Counsel, stating that (i) the Merger and this First Supplemental Indenture comply with Article Eight of the Original Indenture and that all conditions precedent provide for in the Original Indenture relating to such transaction have been complied with, and (ii) this First Supplemental Indenture has been duly authorized and executed by Warren Petroleum, WPC and WTLPS and constitutes the legal, valid, binding and enforceable obligation of Warren Petroleum, WPC and WTLPS subject to certain exceptions regarding enforceability.

     All things necessary to make this First Supplemental Indenture, to effect the modifications of the Original Indenture provided for in this First Supplemental Indenture, and to make the Original Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Subsidiary Guarantees), as follows:

                                  ARTICLE ONE

                     MODIFICATION OF THE ORIGINAL INDENTURE

     SECTION 1.1 SUCCESSION OF NEW NGC. New NGC by execution of this First Supplemental Indenture hereby agrees to assume, as of the effective time of the Merger, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to Section
1004) on all the Securities and the performance or observance of every other covenant of the Indenture on the part of the Company to be performed or observed.

                                      -2-
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                                 ARTICLE TWO

                        ADDITIONAL SUBSIDIARY GUARANTOR

     SECTION 2.1. ADDITION OF WARREN PETROLEUM, WPC AND WTLPS AS SUBSIDIARY GUARANTORS. Each of Warren Petroleum, WPC and WTLPS by execution of this First Supplemental Indenture hereby agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor and agrees to be subject to the provisions (including the representations and warranties) of the Indenture applicable to Subsidiary Guarantors.

                                 ARTICLE THREE

                           ADDITIONAL REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY
                         AND THE SUBSIDIARY GUARANTORS

     SECTION 3.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

     SECTION 3.2 AUTHORITY OF THE SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors represents and warrants that it is duly authorized by a resolution of its respective Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

     SECTION 3.3 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.


                                  ARTICLE FOUR

                             CONCERNING THE TRUSTEE

     SECTION 4.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company, Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 4.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                      -3-
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                                  ARTICLE FIVE

                               CONCERNING NEW NGC

     SECTION 5.1 AUTHORITY OF NEW NGC. New NGC represents and warrants that it is duly authorized by a resolution of its Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

     SECTION 5.2 RESPONSIBILITY OF NEW NGC FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and New NGC assumes no responsibility for the correctness of the same. New NGC makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except (i) as provided in Section 1.1 of this First Supplemental Indenture and (ii) that New NGC is duly authorized to execute and deliver this First Supplemental Indenture.


                                  ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

     SECTION 6.1 RELATION TO THE INDENTURE. The provisions of this First Supplemental Indenture shall be deemed to be effective as of the effective time of the Merger. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by this First Supplemental Indenture, and the Original indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

     SECTION 6.2 COUNTERPARTS OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6.3 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                 COMPANY

                                 NGC CORPORATION


                                 By
                                   --------------------------------------
                                        H. Keith Kaelber
                                        Senior Vice President

                                 SUBSIDIARY GUARANTORS

                                 NATURAL GAS CLEARINGHOUSE
                                 By:  NGC Corporation, its general partner
                                 TRIDENT NGL, INC.
                                 NGC ENERGY RESOURCES, LIMITED
                                   PARTNERSHIP
                                 By:  NGC Energy, Inc., its general partner
                                 NGC LIQUIDS MARKETING, INC.
                                 NGC OIL TRADING AND TRANSPORTATION,
                                   INC.
                                 NGC UK LIMITED
                                 NGC CANADA, INC.
                                 NGC FUTURES, INC.
                                 NGC STORAGE, INC.
                                 HUB SERVICES, INC.
                                 NGC ANADARKO GATHERING SYSTEMS, INC.
                                 TRIDENT GAS MARKETING, INC.
                                 TRIDENT NGL PIPELINE COMPANY
                                 TRIDENT ACQUISITION CORP.
                                 KANSAS GAS SUPPLY CORPORATION
                                 WARREN PETROLEUM COMPANY, LIMITED
                                   PARTNERSHIP
                                 By: Warren Petroleum G.P., Inc., its general
                                       partner
                                 WTLPS, INC.


                                 By
                                   ---------------------------------------
                                        H. Keith Kaelber
                                        Senior Vice President

                                 WPC LP, INC.


                                 By
                                   ---------------------------------------
                                        H. Keith Kaelber
                                        President

                                      -5-
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                                 NEW NGC

                                 MIDSTREAM COMBINATION CORP.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:


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                                 TRUSTEE

                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By
                                   ---------------------------------------
                                 Name:
                                 Title:

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